UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 626-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

Chimera Investment Corporation (the “Company”) is disclosing certain preliminary results of operations for the quarter ended March 31, 2020. The disclosure under Item 8.01 of this Current Report on Form 8-K as it relates to our preliminary estimates of GAAP book value per common share as of March 31, 2020 and our preliminary estimates of cash and cash equivalents and unencumbered assets as of March 31, 2020 is incorporated herein by reference to this Item 2.02.

The information in this Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

The Company provides the following updates with respect to its business operations:

•	As of March 31, 2020, the Company’s preliminary estimated range of GAAP book value per common share was between $12.25 and $12.75. The Company’s GAAP book value per common share at December 31, 2019 was $16.15.

•	The Company sponsored two residential mortgage loan securitizations during the month of March. CIM 2020-R1 is a $390.7 million non-rated securitization of re-performing residential mortgage loans, which closed on March 10, 2020. CIM 2020-R2 is a $492.3 million rated securitization of re-performing residential mortgage loans, which closed on March 24, 2020.

•	Consistent with the Company’s business strategy of using its Agency MBS portfolio as a source of liquidity, as of March 31, 2020 the Company has sold its Agency RMBS portfolio. The proceeds from this sale were used to pay off related financing indebtedness and to strengthen the Company’s balance sheet. At March 31, 2020, based on the fair value of the Company’s interest earning assets, approximately 73% of the Company’s investment portfolio was residential mortgage loans, 15% was Agency CMBS, and 12% was Non-Agency RMBS.

•	As of April 3, 2020, in connection with the sale of the Company’s Agency RMBS portfolio and its residential mortgage loan securitizations discussed above, the Company had approximately $217 million of cash and cash equivalents on hand (assumes proceeds received from transactions entered into during the week of March 30, 2020), including cash receivables, after giving effect to recent margin calls, including from an affiliate of Credit Suisse Securities (USA) LLC but before giving effect to the payment of the cash dividends and approximately $300 million of unencumbered assets. In addition, the Company has successfully rolled the financing of approximately $11.8 billion of collateral since March 1, 2020, including approximately $4.8 billion of collateral since March 18, 2020.

•	As of March 31, 2020, the Company’s balance under its outstanding repurchase agreement financing was approximately $7 billion, compared to $13.4 billion at December 31, 2019, representing a reduction of approximately 45%.

•	On February 11, 2020, the Company announced its first quarter 2020 common stock cash dividend of $0.50 per common share. This dividend is payable April 30, 2020 to common stockholders of record as of March 31, 2020. Consistent with the Company’s plan to enhance its liquidity and strengthen its cash position until market conditions stabilize, the Company currently anticipates that beginning in the second quarter of 2020, the Company’s board of directors will adjust the quarterly cash dividend on shares of the Company’s common stock from prior quarters. The Company currently expects that the board of directors will approve and that the Company will declare a cash dividend in the amount of $0.30 for the second quarter of 2020. The Company paid the first quarter cash dividends on the issued and outstanding shares of its preferred stock on March 31, 2020.

•	On March 13, 2020, the Company announced a $150 million common stock buyback program. As of March 31, 2020, the Company has repurchased approximately $22 million of common stock under the program.

The Company’s preliminary estimates of the financial information above reflect preliminary estimates with respect to such information based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended March 31, 2020 (and these variances may be material, particularly in light of the significant volatility and market dislocations discussed above). Further, these estimates are not a comprehensive statement of the Company’s financial results as of and for the quarter ended March 31, 2020, and there can be no assurance that the Company’s preliminary estimates are indicative of what its results are likely to be for the quarter ending March 31, 2020 or in future periods and the Company undertakes no obligation to update or revise its estimates prior to issuance of financial statements. Accordingly, you should not place undue reliance on this information. These preliminary estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions, including, without limitation, the fair market value of the Company’s assets, which may not be reflective of such assets’ liquidation value or current fair market value, particularly during times of stress and enhanced volatility such as exists today. The values also may be different than the values derived by the Company’s financing counterparties, investors or other financial analysts that value securities. Additional adjustments to this information may be identified and could result in material changes to the Company’s estimated operating results. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this financial information. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or provide any form of assurance with respect thereto.

Forward-Looking Statements

When used in this report or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. Factors that could cause actual results to differ include, but are not limited to: information about the Company’s upcoming dividend payments and the Company’s ability to pay any such dividends, changes to estimates of the Company’s GAAP book value per share, the ongoing spread and economic effects of the novel coronavirus (COVID-19), the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. All information in this current report on Form 8-K is as of April 6, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: April 6, 2020	By:	/s/ Rob Colligan
	Name:	Rob Colligan
	Title:	Chief Financial Officer